UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania		17059
(Address of principal executive offices)		(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2012, First Community Financial Corporation (the “Company”) issued a press release announcing that Jody D. Graybill, President and Chief Executive Officer of the Company and of The First National Bank of Mifflintown, the wholly owned banking subsidiary of the Company (the “Bank”), had resigned as an employee, officer and director of the Company and the Bank effective March 22, 2012. The resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Board of Directors of the Company has appointed Scott E. Fritz, Vice President and Commercial Loan Officer, as Interim President of the Company and the Bank. In connection with his appointment as Interim President, Mr. Fritz will receive an annual base salary of $136,000.

Mr. Fritz, 42, is a graduate of The Pennsylvania State University and holds an MBA in finance from Johns Hopkins University. Prior to being appointed as Interim President, Mr. Fritz has served for five years with the Bank, most recently in the position of Vice President and Commercial Loan Officer. Prior to his employment with the Bank, Mr. Fritz was Vice President and Commercial Loan Officer for CommunityBanks, and an Assistant Vice President for Citizens Bank and, prior thereto, PNC Bank, N.A. Mr. Fritz has over twelve years of commercial lending experience, having served in leadership roles with each of the aforementioned financial institutions.

Additionally, Timothy P. Stayer, President of Marketing and Community Banking Services Division Manager of the Bank, was named the Company’s Chief Operating Officer. In connection with his appointment as Chief Operating Officer, Mr. Stayer will receive an annual base salary of $120,000. Mr. Stayer, 59, has served with the Bank since 1995.

Messrs. Fritz and Stayer are parties to loans with the Bank that were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued March 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

/s/ John P. Henry, III
Dated: March 23, 2012	John P. Henry, III
Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued March 23, 2012.